UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 10, 2000

                             DHB Capital Group Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)

 Delaware                         0-22429                     11-3129361
-------------------------      ------------                ----------------
(State or other jurisdiction   (Commission                 (IRS Employer
----------------------------   -----------                 -------------
   of incorporation)            File Number)               Identification No.)

                555 Westbury Avenue, Carle Place, New York    11514
            ---------------------------------------------------------
               (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (516) 997-1155
                                                            --------------

                                 Former Address
                 (11 Old Westbury Road, Old Westbury, NY 11568)

Item 2.  Acquisition or Disposition of Assets:

         On March 10, 2000, DHB Capital Group Inc. ("the Company") sold substantially all of the assets of its subsidiaries Lanxide Electronic Components Inc. and DHB KK pursuant to DMC2 Electronic Components Corporation (an unrelated third party.) Both of these subsidiaries are suppliers of silicon carbide/aluminum composites to the electronics industry. The purchase price was $4,375,000 less the outstanding loan balance of Lanxide Electronics' Delaware Economic Loan of $141,217. The proceeds of this sale retired all of the outstanding bank debt of the Company to the Bank of New York. The sales price was determined through armslength negotiations, at a price the Company believes was fair:

The sale of the Lanxide Subsidiaries reflecs the Company's strategic decision to refocus on its core business, the design, development and production of technologically advanced soft body armor for the U.S. Military and Law Enforcement communities.


Item 7. Financial Statements and Exhibits.


        (b) Pro forma financial information

         It is impractical to provide any pro forma financial information, which may be required at the time of the filing of this report on Form 8-K. The required pro forma financial financial information will be included in the Company's 10-K for the year ended December 31, 1999, which will be filed on or before March 31, 2000.

        (c) Exhibits

     Unless otherwise noted the following exhibits are filed herewith:

      1      Asset Purchase Agreement
      2      Agreement on Transfer of Business

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized


                                                     DHB Capital Group, Inc.
                                                     Registrant


Date:  March 20, 2000                                /s/ Dawn M. Schlegel
                                                     -------------------
                                                     Dawn M. Schlegel,
                                                     Chief Financial Officer